                                                                Exhibit m(10)(h)

                                AMENDMENT NO. 7
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

           The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

           Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                          MAXIMUM           MAXIMUM          MAXIMUM
                                        ASSET BASED         SERVICE         AGGREGATE
FUND                                   SALES CHARGE           FEE              FEE
AIM Aggressive Growth Fund                 0.75%              0.25%           1.00%
AIM Blue Chip Fund                         0.75%              0.25%           1.00%
AIM Capital Development Fund               0.75%              0.25%           1.00%
AIM Charter Fund                           0.75%              0.25%           1.00%
AIM Constellation Fund                     0.75%              0.25%           1.00%
AIM Dent Demographic Trends Fund           0.75%              0.25%           1.00%
AIM Emerging Growth Fund                   0.75%              0.25%           1.00%
AIM Large Cap Basic Value Fund             0.75%              0.25%           1.00%
AIM Large Cap Growth Fund                  0.75%              0.25%           1.00%
AIM Mid Cap Growth Fund                    0.75%              0.25%           1.00%
AIM Weingarten Fund                        0.75%              0.25%           1.00%"

           All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:                         , 2000
      -------------------------
                                             AIM EQUITY FUNDS, INC.
                                             (on behalf of its Class B Shares)


Attest:                                      By:
        --------------------------               ---------------------------
            Assistant Secretary                    President